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                                                                    Exhibit 99.1

CONTACTS:
ALNYLAM PHARMACEUTICALS, INC.
Cynthia Clayton
617-551-8207
MEDIA CONTACT:
Kathryn Morris
KMorrisPR
845-635-9828

                 ALNYLAM ANNOUNCES PRICING OF PUBLIC OFFERING OF
                    5,115,961 MILLION SHARES OF COMMON STOCK

CAMBRIDGE, Mass., January 31, 2006 -- Alnylam Pharmaceuticals, Inc. (Nasdaq:
ALNY), a leading RNAi therapeutics company, announced today the pricing of a public offering of 5,115,961 shares of its common stock at $13.00 per share. All of the shares are being offered by Alnylam pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission. Alnylam has granted a 30-day option to the underwriters to purchase up to 767,394 additional shares of common stock to cover over-allotments, if any.

Morgan Stanley & Co. Incorporated is acting as the sole book runner for the offering. Banc of America Securities LLC is acting as co-lead manager of the offering. Co-managers for the offering are Piper Jaffray & Co., SG Cowen & Co., LLC, and Rodman & Renshaw, LLC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.